Exhibit 99 (a)

AMENDMENT TO RIGHTS AGREEMENT

      AMENDMENT TO RIGHTS AGREEMENT, dated as of May 11, 2005 (this “Amendment”), to the Rights Agreement, dated as of February 1, 1999 (the “Rights Agreement”), by and between Delphi Corporation, formerly known as Delphi Automotive Systems Corporation (the “Corporation”), and EquiServe Trust Company, N.A., as successor in interest to BankBoston, N.A., as Rights Agent (the “Rights Agent”). Terms used herein but not defined shall have the meaning assigned to them in the Rights Agreement.

      WHEREAS, the Corporation and the Rights Agent have heretofore executed and entered into the Rights Agreement, dated as of February 1, 1999; and

      WHEREAS, pursuant to Section 26 of the Rights Agreement, the Corporation may from time to time supplement or amend the Rights Agreement in accordance with the provisions of such Section 26; and

      WHEREAS, the Corporation has determined to amend the Rights Agreement to provide that any “Person” that is a “Qualified Institutional Investor” (as defined herein) will not be deemed an “Acquiring Person.”

      NOW, THEREFORE, the Corporation and the Rights Agent hereby amend the Rights Agreement as follows:

      1. Section 1 of the Rights Agreement is hereby amended to include the following new definition in the appropriate alphabetical position, with the subsequent definitions being appropriately re-lettered and cross-references thereto being appropriately revised:

(u) “Qualified Institutional Investor” shall mean, as of any time of determination, a Person that is described in Rule 13d-1(b)(1) promulgated under the Exchange Act (as such Rule is in effect on the date hereof) and is eligible to report (and, if such Person is the Beneficial Owner of greater than 5% of the Common Stock of the Corporation, does in fact report and continues to report) beneficial ownership of Common Stock of the Corporation on Schedule 13G, and such Person (i) is not required to file a Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of Common Stock of the Corporation, (ii) shall be the Beneficial Owner of less than 15% of the Common Stock of the Corporation then outstanding (including in such calculation the holdings of all of such Person’s Affiliates and Associates other than those which, under published interpretations of the SEC or its Staff, are eligible to file separate reports on Schedule 13G with respect to their beneficial ownership of the Common Stock of the Corporation) and (iii) shall be the Beneficial Owner of less than 25% of the Common Stock of the Corporation then outstanding (including in such calculation the holdings of all of such Person’s Affiliates and Associates, including those which, under published interpretations of the SEC or its Staff, are eligible to file separate reports on Schedule 13G with respect to their beneficial ownership of the Common Stock of the Corporation).

      2. Section 1(a) of the Rights Agreement is hereby modified and amended by inserting at the end of the first sentence the words “or (iii) a Qualified Institutional Investor.”

      3. Section 21 of the Rights Agreement is hereby modified and amended by deleting the words “30 days’” in the third line of the first sentence.

      4. Exhibit B to the Rights Agreement, being the form of Rights Certificate, is hereby modified and amended by (a) inserting in the fifth line of the first paragraph following the words “dated as of February 1, 1999” the words “, as amended as of May 11, 2005”; (b) substituting the name “Delphi Corporation” for the name “Delphi Automotive Systems Corporation” in the sixth line of the first paragraph and in the signature block on page 3 of Exhibit B; and (c) substituting the name “EquiServe Trust Company, N.A.” for the name “BankBoston, N.A., a national banking association” in the eighth line of the first paragraph and in the signature block on page 3 of Exhibit B.

      5. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed entirely within such State.

      6. Except as specifically amended by this Agreement, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

      IN WITNESS WHEREOF, the Corporation and the Rights Agent as of the day and year first written above have duly executed this Amendment.

Attest:		Delphi Corporation

By:	/s/ Mark Densmore	By:	/s/ Logan G. Robinson

Print Name:	Mark Densmore	Print Name:	Logan G. Robinson

Title:	Attorney	Title:	Vice President and General Counsel

Attest:		EquiServe Trust Company, N.A.

By:	/s/ Jennifer Hagerty	By:	/s/ Stephen Cesso

Print Name:	Jennifer Hagerty	Print Name:	Stephen Cesso

Title:	Sr. Legal Product Administrator	Title:	Secretary

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